Ace Securities Corp. Home Equity Loan Trust, Series 2006-GP1

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
Ace Securities Corp

$356,814,000 (Approximate)
Home Equity Loan Trust Series 2006-GP1

Ace Securities Corp (Depositor)

May 17, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

The analysis in this report is based on information provided by Ace Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc. (“DBSI”) toll-free at 1-800 503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED May 16, 2006
Ace Securities Corp.
Home Equity Loan Trust, Series 2006-GP1
$356,814,000 (Approximate)
Subject to 10% variance

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Payment Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M
Offered Notes:
A	$356,814,000	Floating Rate	2.54	1 - 79	0	Act/360	February 2031	AAA/Aaa

Transaction Overview

Notes:
The Class A Notes (the “Senior Notes”) which will be offered publicly. The Trust will also issue three additional classes of certificates: the Class G Certificates, the Class CE Certificates and the Class R Certificates, none of which will be offered publicly.

The interest rate with respect to the Class A Notes will be the lesser of (i) One-Month LIBOR plus a specified margin and (ii) the Net WAC Rate.

Pricing Speed:	The Notes will be priced on the following prepayment assumptions: 100% PPC = 40% CPR / 15% (Draw Rate)

Issuing Entity:	ACE Home Equity Loan Trust 2006-GP1. The issuing entity is sometimes referred to herin as the “Trust”.

Depositor:	Ace Securities Corp. (“Ace”)

Originator/Servicer:	GreenPoint Mortgage Funding, Inc. (“GreenPoint”)

Master Servicer:	LaSalle Bank National Association

Indenture Trustee:	Deutsche Bank National Trust Company

Owner Trustee:	Wilmington Trust Company, a Delaware banking corporation.

Custodian:	Wells Fargo Bank, National Association

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as “The Murrayhill Company”)

Underwriter:	Deutsche Bank Securities Inc.

Note Insurer:	Financial Security Assurance Inc. (“FSA”)

Cut-off Date:	[May 1, 2006]

Expected Pricing:	Week of May 15, 2006

Expected Closing Date:	[May 31, 2006]

Record Date:	The Record Date for the Notes will be the business day immediately preceding the related Payment Date.

Transaction Overview (Cont.)
Payment Date:	25th day of each month (or the next business day if such day is not a business day) commencing in June, 2006.

Determination Date:	The Determination Date with respect to any Payment Date is the [8th] day of the month in which the Payment Date occurs or, if such day is not a business day, on the immediately preceding business day.

Servicer Remittance Date:
With respect to any Payment Date, the [10th] day of the month in which such Payment Date occurs; provided that if such [10th] day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such [10th] day.

Due Period:	The Due Period with respect to any Payment Date is the calendar month preceding the month in which such Payment Date occurs

Prepayment Period:	The Prepayment Period with respect to any Payment Date is the calendar month preceding the month in which such Payment Date occurs.

Interest Accrual Period:
Interest will initially accrue on the Notes from the Closing Date to (but excluding) the first Payment Date, and thereafter, from the prior Payment Date to (but excluding) the current Payment Date on an actual/360 basis. The Notes will initially settle flat (no accrued interest).

Collateral:
The trust estate pledged to secure payments on the Notes will consist of home equity revolving credit line loans made under certain home equity revolving credit line loan agreements (the “Mortgage Loans”). As of the Cut-Off Date, the aggregate principal balance of the Mortgage Loans described herein is approximately $356,814,957. It is expected that the Mortgage Loans included in the trust estate on the closing date will not vary from the foregoing balance by more than plus or minus 10%. The Mortgage Loans will be secured by first or second deeds of trust or mortgages on primarily one-to-four family residential properties and will bear interest at rates that adjust based on the prime rate, subject to a gross cap rate.

HELOC Amortization:
The Mortgage Loans included in the trust estate will be adjustable rate, home equity lines of credit (“HELOCs”) which may be drawn upon generally for a period (the “Draw Period”) of 5 or 15 years. HELOCs are interest only during the Draw Period. All draws that occur on the Mortgage Loans following the Cut-Off Date (“Additional Balances”) will be funded by principal prepayments before any payments of principal are made on the Notes during the Managed Amortization Period. In the event that draws in a particular period are greater than principal prepayments during the Managed Amortization Period or that any draws occur during the Rapid Amortization Period, the holder of the Class G Certificates will fund the difference (such difference, an “Additional Balance Advance Amount”). Any Additional Balance Advance Amounts made will be added to the certificate principal balance of the Class G Certificates. The holder of the Class G Certificates will be entitled to reimbursement for any Additional Balance Advance Amounts in the order of priority described under “Payment Priority” herein. The Mortgage Loans are subject to a ten year repayment period following the end of the related Draw Period during which the outstanding principal balance of the Mortgage Loan will be straightline amortized over its remaining term.

Managed Amortization Period:	The Managed Amortization Period with respect to the Notes is the period beginning on the Cut-Off Date and ending on the occurrence of a Rapid Amortization Event.

Rapid Amortization Period:	The Rapid Amortization Period with respect to the Notes will be the period beginning on the first Payment Date following the occurrence of a Rapid Amortization Event.

Rapid Amortization Event:
A Rapid Amortization Event will be any of the following events: (i) failure of the Trust, Depositor or Servicer to make a timely payment or deposit required under the Indenture , (ii) continuous material breach of any representation or warranty made by the Trust, Depositor, Originator or Servicer, (iii) occurrence of certain events of bankruptcy, insolvency or receivorship relating to the Depositor, (iv) the Trust becomes subject to regulation by SEC under Investment Company Act of 1940, (v) a draw up to a specified amount is made under the insurance policy and (vi) an event of Servicing Termination has occurred, or (vi) the occurrence of a Rapid Amortization Trigger Event.

Transaction Overview (Cont.)

Rapid Amortization Trigger Event:
A Rapid Amortization Trigger Event is in effect with respect to the Notes on any Payment Date that (i) ) the principal amount of (x) the sum of: (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy divided by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds [3.00]% of the aggregate principal balance of the Mortgage Loans or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Payment Date:

Payment Date Occurring in	Percentage
Prior to June 2007	[1.00]% plus 1/12th of [0.75]% for each month thereafter
June 2007 to May 2008	[1.75]% plus 1/12th of [0.50]% for each month thereafter
June 2008 to May 2009	[2.25]% plus 1/12th of [0.25]% for each month thereafter
June 2009 to May 2010	[2.50]% plus 1/12th of [0.50]% for each month thereafter
June 2010 to May 2011	[3.00]% plus 1/12th of [0.50]% for each month thereafter
June 2011 and thereafter	[3.50]%

Interest Distribution Amount:
For the Notes on any Payment Date is equal to interest accrued during the related Interest Accrual Period on the principal balance of the Notes immediately prior to such Payment Date at the then applicable Note Interest Rate, and reduced (to not less than zero), by its allocable share of prepayment interest shortfalls to the extent not covered by Compensating Interest and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Notes on any Payment Date is an amount equal to the sum of the Interest Distribution Amount for such Payment Date for the Notes and the Interest Carry Forward Amount, if any, for such Payment Date for the Notes.

Administration Fee Rate:
The Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately [0.5090]% for the Mortgage Loans.

Insurance Premium Rate:	The Note Insurer will be paid a monthly premium equal to one-twelfth of a rate per annum multiplied by the then outstanding note balance of the Class A Notes.

Compensating Interest:
The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans up to the Servicing Fee. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the amount of its monthly compensation.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Net WAC Pass-Through Rate:
Class A Notes: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of twelve and a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the prior calendar month minus the sum of (i) the fees payable to the Servicer and the Credit Risk Manager, (ii) the insurance premium payable to the Note Insurer and (iii) commencing with the Payment Date in June, 2007, 0.50% per annum of the aggregate principal balance of the Mortgage Loans and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Payment Date), after giving effect to principal prepayments received during the related Prepayment Period.

Transaction Overview (Cont.)
Net WAC Rate Carryover Amount:
Class A Notes: On any Payment Date the “Net WAC Rate Carryover Amount” will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on the Notes based on one month LIBOR plus the related margin over (b) the amount of interest accrued on the Notes based on the related Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Payment Date together with interest accrued on such unpaid portion at a rate equal to one month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid from the Net Monthly Excess Cashflow on the same Payment Date or on any subsequent Payment Date to the extent of available funds. The ratings on the Notes will not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Transaction Overview (Cont.)

Coupon Step-up:	On the Payment Date following the first possible optional termination date, the margin on the Class A Notes will increase to the following, subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x Margin

Optional Termination:
On any Payment Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the related Determination Date is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the Notes, but is not required to do so.

Credit Enhancement:	1) Excess Interest; 2) Overcollateralization (“OC”); and 3) the Financial Guaranty Insurance Policy provided by the Note Insurer (the “Policy”).

The Financial Guaranty Insurance Policy:
It is anticipated that the Class A Notes will have the benefit of a financial guaranty insurance policy (the “Policy”) pursuant to which the Note Insurer, in consideration of the payment of a premium and subject to the terms of the financial guaranty insurance policy, unconditionally and irrevocably will guarantee the timely payment of interest and the ultimate payment of principal on the Class A Notes on each Payment Date. In addition, the Note Insurer will guarantee the payment of the principal portion of any realized losses allocated to the Class A Notes. The Policy will not be cancelable for any reason.

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the Principal Balance of the Notes and the certificate balance of the Class G Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the noteholders against shortfalls in payments on the Notes. On the Closing Date and on or prior to the Payment Date in September, 2006, the Required Overcollateralization Amount will be equal to 0.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date. The Required Overcollateralization Amount for the Notes and any Payment Date after September, 2006 and prior to the Stepdown Date is anticipated to be approximately 2.55% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 5.10% of the aggregate principal balance of the Mortgage Loans as of the end of such Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance as of the Cut-off Date (the “Overcollateralization Floor”). On or after the Stepdown Date and if a Trigger Event is in effect, the Required Overcollateralization Amount will be equal to the Required Overcollateralization Amount from the prior Payment Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, to the extent available will be paid to the Notes then entitled to receive distributions in respect of principal in order to reduce the Principal Balance of such Notes to the extent necessary to reach the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Payment Date will be the lesser of (i) the Net Monthly Excess Cashflow for that Payment Date remaining after distributions pursuant to clauses (i) and (ii) of the Net Monthly Excess Cashflow waterfall and (ii) the amount by which the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Payment Date will be the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Payment Date limited to the distribution of principal on the Mortgage Loans.

Transaction Overview (Cont.)

Stepdown Date:
The later to occur of (x) the Payment Date occurring in December, 2008 and (y) the first Payment Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Notes) is equal to or greater than approximately 5.10%

Credit Enhancement Percentage:
The Credit Enhancement Percentage for the Class A Notes and any Payment Date is the percentage obtained by dividing (x) the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received, and unscheduled collections of principal received during the related Prepayment Period.

Class	(S / M)	Target CE %	CE % On/After Step Down Date
Class A	AAA/Aaa	2.55%	5.10%

Net Monthly Excess Cashflow:
For any Payment Date will be equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Trust Allocation Percentage of the Interest Collection Amount (reduced by fees paid to the servicer and credit risk manager as well as premium due to the Note Insurer) over the Senior Interest Distribution Amount for such Payment Date.

Interest Collection Amount:
The Interest Collection Amount with respect to each Payment Date is an amount equal to the amounts collected during the related Due Period on the Mortgage Loans and allocated to interest together with the interest portion of any repurchase price relating to any repurchased Mortgage Loans, any Compensating Interest payments received during the related Due Period and the interest portion of any optional termination price received from the master servicer.

Principal Collection Amount:
The Principal Collection Amount with respect to each Payment Date is an amount equal to amounts collected during the related Due Period on the Mortgage Loans and allocated to principal together with the principal portion of any repurchase price relating to any repurchased Mortgage Loans and the principal portion of any optional termination price received from the master servicer.

Transaction Overview (Cont.)

Available Principal Payment Amount:
The Available Principal Payment Amount with respect to the Notes and any Payment Date will be the sum of (i) (1) with respect to any payment date during the Managed Amortization Period and if the Class G Certificate Pro Rata Test is not met, the Principal Collection Amount less (a) the Additional Balances for such Payment Date and (b) the Certificate Principal Balance of the Class G Certificates immediately prior to such Payment Date; (2) with respect to any Payment Date during the Managed Amortization Period and if the Class G Pro Rata Test is met, the Trust Allocation Percentage of the Principal Collection Amount less the Additional Balances for the related Payment Date and (3) with respect to any Payment Date during the Rapid Amortization Period, the Principal Collection Amount; and (ii) the Trust Allocation Percentage of the Overcollateralization Increase Amount; minus (iii) the Trust Allocation Percentage of the Overcollateralization Reduction Amount for that Payment Date.

Trust Allocation Percentage:
The Trust Allocation Percentage with respect to any Payment Date is the percentage equivalent of a fraction with a numerator of the Trust Principal Amount for such Payment Date (or, in the case of the first Payment Date, the Trust Principal Amount as of the Closing Date) and a denominator equal to the aggregate principal balance of the Mortgage Loans at the end of the previous Due Period (or, in the case of the first Payment Date, the Closing Date), provided such percentage shall not be greater than 100%.

Trust Principal Amount:
With respect to any Payment Date, the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period reduced by the certificate principal balance of the Class G Certificates immediately prior to such Payment Date and any Additional Balance Advance Amounts funded during such Due Period, if any.

Class G Certificate Pro Rata Test:
The Class G Certificate Pro Rata Test is met with respect to any Payment Date during the Managed Amortization Period if the certificate principal balance of the Class G Certificates is greater than [3.00]% of the principal balance of the Mortgage Loans.

Class G Allocation Percentage:	With respect to any Payment Date, 100% minus the Trust Allocation Percentage.

Class A Principal Payment Amount:
With respect to any Payment Date, the lesser of (i) the Available Principal Payment Amount and any amounts drawn on the Policy and (ii) an amount equal to the excess (if any) of (a) the Principal Balance of the Class A Notes immediately prior to such Payment Date over (b) the lesser of (x) the product of (1) the Trust Principal Amount for such Payment Date multiplied by (2) approximately 94.90% and (y) (1) the Trust Principal Amount for such Payment Date less (2) the Overcollateralization Floor.

Class G Principal Payment Amount:
With respect to the Class G Certificates and any Payment Date during (A) the Managed Amortization Period, (i) if the Class G Certificate Pro Rata Test is not met, the lesser of (a) the certificate principal balance of the Class G Certificates immediately prior to such Payment Date and (b) the Principal Collection Amount less the Additional Balances for the related Payment Date, and (ii) if the Class G Certificate Pro Rata Test is met, the Class G Allocation Percentage of the Principal Collection Amount less the Additional Balances for the related Payment Date, or (B) the Rapid Amortization Period, the lesser of (a) the certificate principal balance of the Class G Certificates and (b) remaining Principal Collection Amount after the principal Payment to the Notes.

Transaction Overview (Cont.)

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:

The determination on any Payment Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds [4.00]% of the aggregate principal balance of the Mortgage Loans.

Cumulative Loss Test:
The determination on any Payment Date that the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Payment Date:

Payment Date Occurring in	Percentage
December 2008 to May 2010	[2.00]%, plus 1/12th of [0.50]% for each month thereafter
June 2010 to May 2011	[2.50]%, plus 1/12th of [0.50]% for each month thereafter
June 2011 and thereafter	[3.00]%

Allocation of Losses:
Any realized losses on the Mortgage Loans will be absorbed on any Payment Date, first, by the Net Monthly Excess Cashflow, if any, and second, by the Class CE Certificates. If on any Payment Date, after all payments of principal and interest have been made, the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period is less than the aggregate principal balance of the Class A Notes and the Class G Certificates, that shortfall will be allocated, pro rata, based on outstanding principal balance, between the Class A Notes and the Class G Certificates, provided, however, that any such shortfall allocated to the Class A Notes will be covered by the Policy.

Once realized losses have been allocated to the Notes, such amounts with respect to such Notes will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any realized losses allocated to the Notes may be distributed to the Notes on any Payment Date from Net Monthly Excess Cashflow, to the extent available for such distribution.

Transaction Overview (Cont.)

Payment Priority:
On each Payment Date, the Class G Allocation Percentage of the Interest Collection Amount for such Payment Date, reduced by the fees paid to the Servicer and Credit Risk Manager, will be distributed to the Class G Certificates. On each Payment Date, the Trust Allocation Percentage of the Interest Collection Amount for such Payment Date, as reduced by the fees paid to the Servicer and Credit Risk Manager, will be distributed in the following order of priority:

1.  To the Note Insurer, the current and any past due premium due for the Policy; and

2.       To pay interest to the Class A Notes in an amount equal to the Senior Interest Distribution Amount.

On each Payment Date during the Managed Amortization Period, the Class G Principal Payment Amount will be distributed to the holders of the Class G Certificates, until their Certificate Principal Balance has been reduced to zero. On each Payment Date, the Available Principal Payment Amount will be distributed as principal funds in the following order of priority:

A.  For each Payment Date prior to the Stepdown Date or on which a Trigger Event is in effect:

1.      to the Class A Notes, the Available Principal Payment Amount for such Payment Date, until the Principal Balance thereof is reduced to zero;

2.  if such Payment Date is during the Rapid Amortization Period, to the Class G Certificates, the Class G Principal Payment Amount for such Payment Date in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero;

3.  to the Note Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy, to the extent not covered by the Interest Collection Amount; and

4.  to the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement.

B.  For each Payment Date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

1.  to the Class A Notes, the Class A Principal Payment Amount, for such Payment Date, until the Principal Balance thereof is reduced to zero;

2.  if such Payment Date is during the Rapid Amortization Period, to the Class G Certificates, in reduction of the Certificate Principal Balance thereof, until their Certificate Principal Balance is reduced to zero;

3.  to the Note Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy, to the extent not covered by the Interest Collection Amount; and

4.  to the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement.

On each Payment Date, the Net Monthly Excess Cashflow will be distributed as follows and in the following order of priority:
1.  To reimburse the Class A Notes for Allocated Realized Losses on the Class A Notes (to the extent not covered by the Policy or previously reimbursed);

2.  To the Note Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy, to the extent not paid above;

3.  To the Class A Notes, its allocable share of the remaining Net Monthly Excess Cashflow as part of the Available Principal Payment Amount in order to reduce the Principal Balance of the Notes to the extent necessary to maintain the Required Overcollateralization Amount;

4.  To pay the Note Insurer any other amount owed to the Note Insurer pursuant to the Insurance Agreement;

5.  To pay the Net WAC Rate Carryover Amount on the Class A Notes; and

6.  To pay any remaining amount to the Class CE and Class R Certificates in accordance with the pooling and servicing agreement.

Transaction Overview (Cont.)

ERISA:
It is expected that the Class A Notes may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”) subject to the considerations described in the prospectus. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Taxation - REMIC:	One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Sensitivity Table
To 10% Call

		0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A	Avg Life (yrs)	10.93	4.53	2.54	1.84	1.21
	First Payment Date	Oct-06	Jun-06	Jun-06	Jun-06	Jun-06
	Last Payment Date	Sep-21	Mar-16	Dec-12	Mar-11	Jul-09

Sensitivity Table
To Maturity

		0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A	Avg Life (yrs)	10.98	4.70	2.66	1.99	1.32
	First Payment Date	Oct-06	Jun-06	Jun-06	Jun-06	Jun-06
	Last Payment Date	Oct-22	Jun-21	Jul-17	Jul-15	May-13

Class A Net WAC Schedule*			Class A Net WAC Schedule*
Period	Date	Effective Net WAC Cap (%)	Period	Date	Effective Net WAC Cap (%)
1	6/25/2006	N/A	46	3/25/2010	18.018
2	7/25/2006	17.313	47	4/25/2010	16.275
3	8/25/2006	16.754	48	5/25/2010	16.818
4	9/25/2006	16.754	49	6/25/2010	16.276
5	10/25/2006	17.313	50	7/25/2010	16.818
6	11/25/2006	16.754	51	8/25/2010	16.276
7	12/25/2006	17.313	52	9/25/2010	16.276
8	1/25/2007	16.754	53	10/25/2010	16.819
9	2/25/2007	16.754	54	11/25/2010	16.277
10	3/25/2007	18.549	55	12/25/2010	16.820
11	4/25/2007	16.754	56	1/25/2011	16.278
12	5/25/2007	17.313	57	2/25/2011	16.278
13	6/25/2007	16.270	58	3/25/2011	18.023
14	7/25/2007	16.813	59	4/25/2011	16.280
15	8/25/2007	16.270	60	5/25/2011	16.823
16	9/25/2007	16.271	61	6/25/2011	16.281
17	10/25/2007	16.813	62	7/25/2011	16.824
18	11/25/2007	16.271	63	8/25/2011	16.282
19	12/25/2007	16.813	64	9/25/2011	16.282
20	1/25/2008	16.271	65	10/25/2011	16.826
21	2/25/2008	16.271	66	11/25/2011	16.283
22	3/25/2008	17.393	67	12/25/2011	16.827
23	4/25/2008	16.271	68	1/25/2012	16.284
24	5/25/2008	16.814	69	2/25/2012	16.285
25	6/25/2008	16.271	70	3/25/2012	17.408
26	7/25/2008	16.814	71	4/25/2012	16.286
27	8/25/2008	16.272	72	5/25/2012	16.829
28	9/25/2008	16.272	73	6/25/2012	16.287
29	10/25/2008	16.814	74	7/25/2012	16.830
30	11/25/2008	16.272	75	8/25/2012	16.287
31	12/25/2008	16.814	76	9/25/2012	16.288
32	1/25/2009	16.272	77	10/25/2012	16.831
33	2/25/2009	16.272	78	11/25/2012	16.288
34	3/25/2009	18.016	79	12/25/2012	16.831
35	4/25/2009	16.273
36	5/25/2009	16.815
37	6/25/2009	16.273
38	7/25/2009	16.815
39	8/25/2009	16.273
40	9/25/2009	16.273
41	10/25/2009	16.816
42	11/25/2009	16.274				*PPC: 100%
43	12/25/2009	16.817				*1 Month LIBOR: 20%
44	1/25/2010	16.274				*Prime Rate: 20%
45	2/25/2010	16.274

Excess Spread
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month LIBOR (%)	Prime (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month LIBOR (%)	Prime (%)	Excess Spread in bp (Forward LIBOR)
1	430	5.08063	8.00000	430	45	401	5.48350	8.28350	390
2	390	5.16580	7.96580	378	46	451	5.48540	8.28540	444
3	372	5.20530	8.00530	360	47	401	5.49080	8.29080	390
4	372	5.25380	8.05380	360	48	418	5.49670	8.29670	408
5	390	5.31460	8.11460	378	49	401	5.55560	8.35560	390
6	374	5.28240	8.08240	362	50	418	5.56090	8.36090	408
7	394	5.31260	8.11260	382	51	401	5.56510	8.36510	390
8	378	5.31510	8.11510	365	52	401	5.56920	8.36920	390
9	380	5.29980	8.09980	367	53	418	5.57340	8.37340	408
10	434	5.33440	8.13440	424	54	401	5.57740	8.37740	390
11	385	5.32010	8.12010	372	55	418	5.58060	8.38060	408
12	404	5.28940	8.08940	392	56	401	5.58510	8.38510	390
13	389	5.29230	8.09230	377	57	401	5.58820	8.38820	390
14	408	5.29520	8.09520	397	58	451	5.58990	8.38990	445
15	394	5.29900	8.09900	381	59	401	5.59470	8.39470	390
16	394	5.30240	8.10240	383	60	418	5.59750	8.39750	408
17	412	5.30510	8.10510	401	61	401	5.62270	8.42270	390
18	396	5.30940	8.10940	384	62	418	5.62590	8.42590	408
19	413	5.31120	8.11120	402	63	401	5.62890	8.42890	390
20	397	5.31420	8.11420	385	64	401	5.63260	8.43260	390
21	398	5.31770	8.11770	386	65	418	5.63390	8.43390	409
22	432	5.31860	8.11860	422	66	401	5.63660	8.43660	390
23	399	5.32150	8.12150	388	67	418	5.63940	8.43940	409
24	417	5.32420	8.12420	406	68	401	5.64120	8.44120	390
25	401	5.34830	8.14830	389	69	401	5.64300	8.44300	390
26	418	5.35110	8.15110	408	70	434	5.64490	8.44490	427
27	402	5.35530	8.15530	391	71	401	5.64650	8.44650	390
28	403	5.35820	8.15820	392	72	418	5.64750	8.44750	409
29	421	5.36070	8.16070	410	73	401	5.71680	8.51680	390
30	405	5.36400	8.16400	394	74	418	5.71840	8.51840	409
31	423	5.36630	8.16630	412	75	401	5.72100	8.52100	390
32	401	5.37060	8.17060	390	76	401	5.72310	8.52310	390
33	401	5.37200	8.17200	390	77	418	5.72450	8.52450	409
34	451	5.37270	8.17270	442	78	401	5.72770	8.52770	390
35	401	5.37600	8.17600	390	79	417	5.72790	8.52790	409
36	418	5.37810	8.17810	407
37	401	5.44950	8.24950	390
38	418	5.45380	8.25380	408
39	401	5.45890	8.25890	390
40	401	5.46340	8.26340	390
41	418	5.46830	8.26830	408
42	401	5.47220	8.27220	390
43	418	5.47540	8.27540	408
44	401	5.48060	8.28060	390

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL*
Number of Mortgage Loans:	6,276	Non-Balloon Loans:	100.00%
Aggregate Principal Balance:	$356,814,957	Non-Zero W.A. FICO Score:	713
Aggregate Limit Balance:	$436,325,833	Index Type:
Average Principal Balance:	$56,854	Prime Rate:	100.00%
Range:	$0 - $473,152	W.A. Initial Periodic Cap:	No Limit
W.A. Coupon:	9.319%	W.A. Subsequent Periodic Cap:	No Limit
Range:	4.750% - 12.750%	W.A. Lifetime Rate Cap:	10.244%
W.A. Gross Margin:	1.820%	Property Type:
Range:	0.000% - 5.250%	Single Family:	61.79%
W.A. Remaining Term:	196 months	PUD:	20.08%
Range:	153 - 296 months	Condo:	10.72%
W.A. Seasoning:	5 months	2-4 Family:	7.41%
Latest Maturity Date:	January 25, 2031	Occupancy Status:
State Concentration (Top 5):		Primary:	80.96%
California:	57.10%	Investment:	17.19%
New York:	6.10%	Second Home:	1.85%
Florida:	4.56%	Documentation Status:
Arizona:	3.84%	Stated:	87.91%
Virginia:	3.76%	Full:	11.89%
W.A. Current Combined LTV:	87.14%	None:	0.20%
Range:	5.86% - 100.00%
W.A. Combined Limit LTV:	88.11%	Loans with Prepay Penalties:	0.00%
Range:	20.59% - 100.00%	Interest Only Loans	100.00%
First Liens:	0.47%	Non-Zero Weighted Average IO Term	81 months
Second Liens:	99.53%	W.A Utilization	81.78%
*	Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate	W.A.	W.A.		W.A.
Collateral	Mortgage	Remaining	Remaining	Coupon	Non-Zero	Utilization	Current
Type	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	(%)	CLTV (%)
ARM - 1 Month IO/ 5Year Draw/10Year Repay	5,315	294,832,081	82.63	9.440	715	86.18	88.83
ARM - 1 Month IO/15Year Draw/10Year Repay	961	61,982,876	17.37	8.741	701	65.80	79.09
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14

DESCRIPTION OF THE TOTAL COLLATERAL

Limit Balance
	Number of	Aggregate	% of Aggregate	W.A.	W.A.		W.A.
Limit	Mortgage	Remaining	Remaining	Coupon	Non-Zero	Utilization	Current
Balance ($)	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	(%)	CLTV (%)
0.01 - 20,000.00	567	7,767,596	2.18	10.650	719	91.02	89.88
20,000.01 - 40,000.00	1,587	43,794,448	12.27	9.716	716	91.29	90.35
40,000.01 - 60,000.00	1,432	62,223,893	17.44	9.373	711	86.58	89.83
60,000.01 - 80,000.00	845	50,861,642	14.25	9.284	711	86.12	89.86
80,000.01 - 100,000.00	737	54,890,060	15.38	9.452	711	79.78	86.41
100,000.01 - 120,000.00	268	24,440,760	6.85	9.353	718	82.75	90.39
120,000.01 - 140,000.00	215	23,627,666	6.62	9.502	715	84.78	90.97
140,000.01 - 160,000.00	187	22,815,904	6.39	9.247	707	80.89	86.17
160,000.01 - 180,000.00	75	10,142,891	2.84	8.966	706	78.91	85.27
180,000.01 - 200,000.00	255	33,224,041	9.31	8.782	707	65.94	77.60
200,000.01 - 220,000.00	11	1,937,272	0.54	8.386	732	82.48	82.22
220,000.01 - 240,000.00	6	908,631	0.25	8.626	711	65.38	78.37
240,000.01 - 260,000.00	31	5,337,592	1.50	8.736	730	69.08	79.77
260,000.01 - 280,000.00	10	2,390,493	0.67	8.446	717	88.00	79.99
280,000.01 - 300,000.00	28	6,445,566	1.81	8.371	732	77.50	74.09
300,000.01 - 320,000.00	3	894,004	0.25	8.385	730	95.21	85.88
320,000.01 - 340,000.00	1	323,000	0.09	8.500	800	100.00	90.00
340,000.01 - 360,000.00	6	1,444,001	0.40	8.293	737	68.27	70.68
360,000.01 - 380,000.00	1	377,200	0.11	7.750	710	100.00	89.99
380,000.01 - 400,000.00	4	1,105,853	0.31	8.683	695	69.33	78.93
400,000.01 - 420,000.00	1	409,406	0.11	7.750	777	99.25	79.89
460,000.01 - 480,000.00	1	456,362	0.13	8.500	717	95.87	79.59
480,000.01 - 500,000.00	5	996,676	0.28	9.214	737	39.87	42.85
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate	W.A.	W.A.		W.A.
Remaining Principal	Mortgage	Remaining	Remaining	Coupon	Non-Zero	Utilization	Current
Balance ($)	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	(%)	CLTV (%)
Less than or equal to 0.00	408	0	0.00	NA	NA	0.00	NA
0.01 - 50,000.00	3,094	90,382,595	25.33	9.666	714	75.72	88.09
50,000.01 - 100,000.00	1,944	138,564,547	38.83	9.309	711	91.96	88.07
100,000.01 - 150,000.00	512	63,254,586	17.73	9.353	714	94.23	89.27
150,000.01 - 200,000.00	244	43,920,367	12.31	8.964	707	96.70	83.14
200,000.01 - 250,000.00	31	7,214,333	2.02	8.651	728	94.13	83.03
250,000.01 - 300,000.00	28	7,930,763	2.22	8.437	727	98.39	77.74
300,000.01 - 350,000.00	7	2,265,435	0.63	8.277	744	94.16	75.05
350,000.01 - 400,000.00	4	1,531,059	0.43	8.389	708	99.99	87.09
400,000.01 - 450,000.00	2	821,759	0.23	9.130	748	90.06	58.78
450,000.01 - 500,000.00	2	929,513	0.26	8.373	732	95.24	64.91
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14

Remaining Term
	Number of		% of Aggregate		W.A.		W.A.
Months	Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Utilization	Current
Remaining	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	(%)	CLTV (%)
121 - 180	5,315	294,832,081	82.63	9.440	715	86.18	88.83
241 - 300	961	61,982,876	17.37	8.741	701	65.80	79.09
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
	Number of	Aggregate	% of Aggregate		W.A.		W.A.
	Mortgage	Remaining	Remaining	W.A.	Non-Zero	Utilization	Current
Mortgage Rate (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	(%)	CLTV (%)
4.500 - 4.999	1	29,500	0.01	4.750	701	100.00	85.72
6.000 - 6.499	1	40,035	0.01	6.000	695	98.25	94.74
7.500 - 7.999	360	26,568,018	7.45	7.682	736	72.38	83.10
8.000 - 8.499	999	60,316,448	16.90	8.113	727	74.76	82.26
8.500 - 8.999	768	55,225,647	15.48	8.607	708	77.07	84.01
9.000 - 9.499	725	44,728,383	12.54	9.124	701	80.00	84.22
9.500 - 9.999	825	46,353,389	12.99	9.653	698	85.28	87.55
10.000 - 10.499	978	55,364,436	15.52	10.140	719	90.35	92.94
10.500 - 10.999	1,010	44,813,644	12.56	10.617	715	91.37	92.89
11.000 - 11.499	413	17,148,919	4.81	11.086	697	88.57	92.19
11.500 - 11.999	156	4,965,315	1.39	11.611	689	85.49	90.25
12.000 - 12.499	26	863,238	0.24	12.137	679	91.35	91.14
12.500 - 12.999	14	397,984	0.11	12.549	676	76.07	87.31
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14

Combined Current Loan-to-Value Ratio
Combined	Number of	Aggregate	% of Aggregate		W.A.		W.A.
Current Loan-to-Value	Mortgage	Remaining	Remaining	W.A.	Non-Zero	Utilization	Current
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	(%)	CLTV (%)
Less than or equal to 50.00	164	6,034,486	1.69	8.708	719	25.23	39.39
50.01 - 55.00	52	3,105,603	0.87	8.652	724	41.77	52.19
55.01 - 60.00	74	3,776,209	1.06	8.772	700	44.68	57.45
60.01 - 65.00	121	5,887,030	1.65	8.652	704	40.89	62.82
65.01 - 70.00	144	10,273,227	2.88	8.498	714	56.66	67.62
70.01 - 75.00	185	13,700,703	3.84	8.711	709	61.63	73.05
75.01 - 80.00	526	25,655,615	7.19	9.085	703	60.03	78.48
80.01 - 85.00	416	23,416,581	6.56	9.316	704	77.73	83.45
85.01 - 90.00	3,270	172,319,809	48.29	9.068	713	98.06	89.42
90.01 - 95.00	676	41,805,247	11.72	9.746	709	99.02	94.61
95.01 - 100.00	648	50,840,445	14.25	10.499	725	99.80	99.89
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14

DESCRIPTION OF THE TOTAL COLLATERAL

Combined Limit Loan-to-Value Ratio
Combined	Number of	Aggregate	% of Aggregate		W.A.		W.A.
Limit Loan-to-Value	Mortgage	Remaining	Remaining	W.A.	Non-Zero	Utilization	Current
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	(%)	CLTV (%)
Less than or equal to 50.00	57	3,434,397	0.96	8.727	726	47.42	36.65
50.01 - 55.00	35	2,284,272	0.64	8.845	721	43.23	48.34
55.01 - 60.00	40	2,439,487	0.68	8.671	712	50.15	53.23
60.01 - 65.00	76	5,074,208	1.42	8.669	701	52.69	56.77
65.01 - 70.00	102	8,941,702	2.51	8.542	709	64.04	65.46
70.01 - 75.00	145	11,165,739	3.13	8.668	711	62.01	70.05
75.01 - 80.00	356	28,404,343	7.96	8.930	705	70.15	76.57
80.01 - 85.00	319	20,950,400	5.87	9.374	703	77.28	81.98
85.01 - 90.00	3,723	179,575,137	50.33	9.059	713	86.43	88.99
90.01 - 95.00	736	43,217,999	12.11	9.743	710	91.54	94.28
95.01 - 100.00	687	51,327,273	14.38	10.498	725	93.73	99.79
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14

FICO Score at Origination
	Number of		% of Aggregate		W.A.		W.A.
FICO Score	Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Utilization	Current
At Origination	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	(%)	CLTV (%)
600 - 624	7	395,482	0.11	9.587	619	96.51	85.90
625 - 649	180	9,474,362	2.66	10.090	642	82.85	82.45
650 - 674	790	46,681,894	13.08	9.677	665	84.28	84.81
675 - 699	1,539	90,378,461	25.33	9.458	688	81.89	87.21
700 - 724	1,464	85,247,706	23.89	9.120	711	84.03	88.25
725 - 749	984	56,259,960	15.77	9.113	737	82.68	87.49
750 - 774	790	42,002,810	11.77	9.241	761	80.84	88.27
775 - 799	420	20,785,107	5.83	9.119	786	73.53	85.89
800 - 824	102	5,589,174	1.57	9.207	806	62.07	88.95
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.		W.A.
	Mortgage	Remaining	Remaining	W.A.	Non-Zero	Utilization	Current
State	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	(%)	CLTV (%)
California	2,875	203,731,782	57.10	9.183	712	77.96	85.69
New York	324	21,772,302	6.10	9.302	719	86.34	87.98
Florida	423	16,280,837	4.56	9.530	718	85.45	87.22
Arizona	317	13,701,978	3.84	9.591	717	84.63	87.74
Virginia	237	13,420,732	3.76	9.142	704	94.83	90.33
Washington	256	11,650,874	3.27	9.585	710	85.81	89.38
Maryland	181	10,164,509	2.85	9.438	712	89.65	91.43
Nevada	219	9,566,239	2.68	9.473	717	88.24	88.66
Illinois	160	7,261,793	2.04	9.593	717	90.92	91.01
Colorado	161	7,087,068	1.99	9.466	719	89.02	89.11
Massachusetts	94	5,581,625	1.56	9.214	713	83.40	87.30
New Jersey	96	5,143,461	1.44	9.381	717	88.52	90.04
Oregon	105	4,614,515	1.29	9.637	720	84.72	88.90
Minnesota	128	3,842,050	1.08	9.878	727	91.48	91.76
Georgia	97	3,068,273	0.86	9.900	703	88.33	92.59
Utah	78	2,762,121	0.77	9.503	711	82.32	87.80
Michigan	85	2,590,567	0.73	10.036	704	94.16	94.50
Pennsylvania	73	2,526,201	0.71	9.413	704	90.76	88.93
Idaho	57	1,860,670	0.52	9.942	728	76.20	74.97
Ohio	69	1,726,565	0.48	10.253	693	94.09	94.05
Connecticut	32	1,642,179	0.46	9.294	731	77.50	83.09
North Carolina	47	1,201,924	0.34	9.841	704	97.14	92.31
South Carolina	14	722,612	0.20	9.712	726	87.88	88.80
Rhode Island	16	715,884	0.20	9.896	707	67.16	89.71
District of Columbia	14	679,401	0.19	9.667	710	82.01	93.17
*Geographic Distribution continued on the next page

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (Continued)
	Number of		% of Aggregate		W.A.		W.A.
	Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Utilization	Current
State	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	(%)	CLTV (%)
Missouri	18	513,950	0.14	9.949	715	98.46	91.57
Tennessee	24	509,485	0.14	10.487	731	97.68	92.89
Montana	9	394,531	0.11	9.543	721	95.55	92.05
New Mexico	12	373,860	0.10	8.920	724	74.64	89.47
Alabama	5	324,234	0.09	9.863	744	99.49	98.16
Delaware	6	303,448	0.09	9.340	673	97.10	83.11
Indiana	14	295,249	0.08	10.772	690	84.43	95.12
Kansas	7	244,845	0.07	11.208	681	99.13	97.43
West Virginia	4	216,734	0.06	10.161	757	99.92	96.78
Oklahoma	5	102,852	0.03	10.436	695	99.66	92.41
Iowa	3	64,800	0.02	10.591	698	100.00	89.72
Maine	3	43,600	0.01	10.943	717	53.43	92.31
Wisconsin	2	42,045	0.01	9.750	705	99.63	89.96
North Dakota	2	34,200	0.01	10.539	746	100.00	89.98
Mississippi	2	23,789	0.01	10.364	743	98.38	92.40
New Hampshire	2	11,172	0.00	9.250	641	18.62	81.09
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
	Number of		% of Aggregate		W.A.		W.A.
Occupancy	Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Utilization	Current
Status	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	(%)	CLTV (%)
Primary	4,409	288,876,057	80.96	9.120	710	80.85	87.33
Investment	1,703	61,333,074	17.19	10.181	727	85.59	86.46
Second Home	164	6,605,826	1.85	10.019	728	89.46	84.91
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14

Documentation Type
	Number of	Aggregate	% of Aggregate	W.A.	W.A.		W.A.
	Mortgage	Remaining	Remaining	Coupon	Non-Zero	Utilization	Current
Program	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	(%)	CLTV (%)
Stated Documentation	5,351	313,688,533	87.91	9.369	713	82.43	87.26
Full Documentation	917	42,420,189	11.89	8.959	709	77.27	86.15
No Documentation	8	706,234	0.20	8.663	743	81.04	92.46
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14

Loan Purpose
	Number of		% of Aggregate	W.A.	W.A.		W.A.
	Mortgage	Aggregate Remaining	Remaining	Coupon	Non-Zero	Utilization	Current
Purpose	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	(%)	CLTV (%)
Refinance - Cashout	3,028	190,345,304	53.35	9.056	703	74.79	82.11
Purchase	2,978	153,654,574	43.06	9.674	726	91.56	93.27
Refinance - Rate Term	270	12,815,078	3.59	8.958	707	91.42	88.39
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14

Property Type
	Number of		% of Aggregate	W.A.	W.A.		W.A.
	Mortgage	Aggregate Remaining	Remaining	Coupon	Non-Zero	Utilization	Current
Property Type	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	(%)	CLTV (%)
Single Family Residence	3,676	220,471,653	61.79	9.180	712	79.95	86.29
PUD	1,250	71,643,069	20.08	9.216	712	85.42	88.75
Condo	847	38,254,771	10.72	9.615	714	83.58	89.65
2-4 Family	503	26,445,463	7.41	10.327	725	85.49	86.17
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14

DESCRIPTION OF THE TOTAL COLLATERAL

Rate Adjustment*
Month & Year	Number of		% of Aggregate	W.A.	W.A.		W.A.
of Next Rate	Mortgage	Aggregate Remaining	Remaining	Coupon	Non-Zero	Utilization	Current
Adjustment	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	(%)	CLTV (%)
May 2006	6,276	356,814,957	100.00	9.319	713	81.78	87.14
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14
*ARM Loans Only

Gross Margin*
	Number of		% of Aggregate		W.A.		W.A.
Gross	Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Utilization	Current
Margin (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	(%)	CLTV (%)
0.000 - 0.499	358	26,568,018	7.45	7.682	736	72.64	83.10
0.500 - 0.999	1,002	60,345,948	16.91	8.111	727	74.65	82.26
1.000 - 1.499	763	55,225,647	15.48	8.607	708	77.47	84.01
1.500 - 1.999	729	44,728,383	12.54	9.124	701	79.52	84.22
2.000 - 2.499	824	46,549,224	13.05	9.651	698	85.65	87.56
2.500 - 2.999	980	55,118,071	15.45	10.141	718	89.98	92.94
3.000 - 3.499	1,009	44,904,209	12.58	10.616	716	91.63	92.91
3.500 - 3.999	415	17,148,919	4.81	11.086	697	87.97	92.19
4.000 - 4.499	155	4,965,315	1.39	11.611	689	85.82	90.25
4.500 - 4.999	26	863,238	0.24	12.137	679	95.76	91.14
5.000 - 5.499	15	397,984	0.11	12.549	676	67.52	87.31
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14
*ARM Loans Only

Maximum Mortgage Rate*
	Number of		% of Aggregate	W.A.	W.A.		W.A.
Maximum	Mortgage	Aggregate Remaining	Remaining	Coupon	Non-Zero	Utilization	Current
Mortgage Rate (%)	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	(%)	CLTV (%)
12.000	8	1,683,856	0.47	8.795	764	83.84	54.70
18.000	6,268	355,131,100	99.53	9.321	713	81.77	87.29
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*
	Number of		% of Aggregate	W.A.	W.A.		W.A.
Minimum	Mortgage	Aggregate Remaining	Remaining	Coupon	Non-Zero	Utilization	Current
Mortgage Rate (%)	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	(%)	CLTV (%)
3.000 - 3.499	1	15,766	0.00	9.250	769	99.78	89.98
4.000 - 4.499	3	167,785	0.05	8.768	703	48.13	67.68
4.500 - 4.999	333	26,538,812	7.44	9.041	699	70.20	80.32
5.000 - 5.499	930	77,164,763	21.63	9.041	702	70.52	78.79
5.500 - 5.999	6	470,698	0.13	9.340	683	93.11	79.55
6.000 - 6.499	6	307,469	0.09	7.838	725	52.97	82.55
6.500 - 6.999	49	4,204,167	1.18	7.592	732	68.30	83.17
7.000 - 7.499	338	23,488,889	6.58	7.776	736	78.73	85.72
7.500 - 7.999	739	38,748,325	10.86	8.143	725	86.17	87.94
8.000 - 8.499	460	27,187,932	7.62	8.714	703	86.65	87.06
8.500 - 8.999	540	27,975,133	7.84	9.154	708	85.22	89.27
9.000 - 9.499	635	27,828,659	7.80	9.746	713	89.72	90.39
9.500 - 9.999	845	46,861,948	13.13	10.203	725	92.88	95.14
10.000 - 10.499	845	36,005,270	10.09	10.638	718	92.13	93.20
10.500 - 10.999	369	14,655,956	4.11	11.092	704	91.49	93.48
11.000 - 11.499	134	3,951,067	1.11	11.599	690	88.68	90.43
11.500 - 11.999	31	900,334	0.25	12.111	680	82.47	92.14
12.000 - 12.499	12	341,984	0.10	12.557	675	93.13	86.87
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14
*ARM Loans Only

Initial Periodic Rate Cap*
	Number of		% of Aggregate	W.A.	W.A.		W.A.
Initial	Mortgage	Aggregate Remaining	Remaining	Coupon	Non-Zero	Utilization	Current
Periodic Cap (%)	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	(%)	CLTV (%)
No Limit	6,276	356,814,957	100.00	9.319	713	81.78	87.14
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*
	Number of		% of Aggregate	W.A.	W.A.		W.A.
Subsequent	Mortgage	Aggregate Remaining	Remaining	Coupon	Non-Zero	Utilization	Current
Periodic Cap (%)	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	(%)	CLTV (%)
No Limit	6,276	356,814,957	100.00	9.319	713	81.78	87.14
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14
*ARM Loans Only

Lifetime Periodic Cap*
	Number of		% of Aggregate	W.A.	W.A.		W.A.
Lifetime	Mortgage	Aggregate Remaining	Remaining	Coupon	Non-Zero	Utilization	Current
Periodic Cap (%)	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	(%)	CLTV (%)
2.000 - 2.499	1	412,353	0.12	10.500	720	82.47	37.83
3.500 - 3.999	2	342,967	0.10	9.000	749	73.55	46.57
4.000 - 4.499	1	286,000	0.08	9.000	780	97.28	68.10
4.500 - 4.999	1	267,000	0.07	7.500	794	92.71	69.53
5.000 - 5.499	3	375,536	0.11	7.500	793	81.64	59.89
5.500 - 5.999	6	78,613	0.02	12.750	674	99.89	90.28
6.000 - 6.499	20	628,814	0.18	12.378	679	76.55	87.40
6.500 - 6.999	73	2,059,162	0.58	11.824	690	96.15	93.07
7.000 - 7.499	215	7,637,270	2.14	11.327	690	88.75	92.58
7.500 - 7.999	689	26,375,817	7.39	10.847	712	92.53	93.38
8.000 - 8.499	801	47,247,259	13.24	10.388	725	92.62	96.01
8.500 - 8.999	861	37,075,627	10.39	9.941	720	91.49	91.17
9.000 - 9.499	490	22,794,921	6.39	9.392	709	88.01	90.21
9.500 - 9.999	539	30,306,843	8.49	8.925	705	84.67	87.91
10.000 - 10.499	530	27,805,824	7.79	8.379	711	86.31	88.29
10.500 - 10.999	627	39,008,154	10.93	7.933	732	84.42	87.36
11.000 - 11.499	128	8,602,313	2.41	7.652	735	70.32	83.45
11.500 - 11.999	13	1,085,206	0.30	7.533	742	56.83	83.01
12.000 - 12.499	9	538,152	0.15	9.302	691	69.50	80.83
13.000 - 13.499	1,262	103,659,281	29.05	9.041	701	70.43	79.18
13.500 - 13.999	2	59,305	0.02	9.690	671	62.89	85.47
14.000 - 14.499	2	152,774	0.04	8.623	706	51.16	67.24
15.000 - 15.499	1	15,766	0.00	9.250	769	99.78	89.98
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Original Interest Only Draw Terms
	Number of		% of Aggregate		W.A.		W.A.
Interest Only	Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Utilization	Current
Draw Terms (mos.)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	(%)	CLTV (%)
60	5,315	294,832,081	82.63	9.440	715	86.18	88.83
180	961	61,982,876	17.37	8.741	701	65.80	79.09
Total:	6,276	356,814,957	100.00	9.319	713	81.78	87.14

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Gary Huang	212-250-7943

ABS Banking
Sue Valenti	212-250-3455
Doug Nicholson	212-250-0865

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507

ABS Collateral
Steve Lumer	212-250-0115
Andrew McDermott	212-250-3978